Exhibit 99.1

Ping Identity Reports Third Quarter 2021 Results,
Provides Fourth Quarter and Updated Full Year 2021 Outlook

●	Annual Recurring Revenue (“ARR”) of $289.6 million grew 19% from the prior year period
●	Revenue grew 27% year-over-year to $76.2 million, of which 94% was subscription-based
●	Software as a service (“SaaS”) revenue grew 56% year-over-year for the three months ended September 30, 2021 compared with the three months ended September 30, 2020
●	Acquired Singular Key to enable no-code identity and security orchestration and integration

DENVER – November 3, 2021 – Ping Identity Holding Corp. (“Ping Identity,” or the “Company”) (NYSE: PING), which delivers intelligent identity solutions for the enterprise, today announced its financial results for the quarter ended September 30, 2021.

“The future of identity has never been more important and more personal. This quarter, the Ping Identity team took meaningful steps towards executing against this future vision as we added several solutions to our portfolio, layered in the acquisition of Singular Key, and introduced PingOne for Government that will be available in 2022 as our FedRAMP authorized offering,” said Andre Durand, Ping Identity's Chief Executive Officer. “We also executed well financially, exceeding our guidance ranges for all key metrics, which gives us confidence and momentum to close out 2021 in a strong position.”

Financial Highlights for the Third Quarter of 2021

ARR: Ending ARR at September 30, 2021 was $289.6 million and represented a 19% increase compared with the same period last year. Ping Identity defines ARR as the annualized value of all subscription contracts as of the end of the period.

Revenue: Total revenue for the third quarter of 2021 was $76.2 million. Subscription revenue was $71.5 million, or 94% of total revenue. SaaS revenue of $15.3 million grew 56% from $9.9 million in the third quarter of 2020. Given the impact that deployment mix and contract duration have on GAAP revenue, management continues to believe that ARR is the key growth metric of a subscription business.

Cash Flow: Net cash provided by operating activities was $38.1 million in the nine months ended September 30, 2021 compared with $20.0 million in the nine months ended September 30, 2020. Unlevered Free Cash Flow* was $23.4 million in the nine months ended September 30, 2021 compared with $10.2 million in the nine months ended September 30, 2020.

Dollar-Based Net Retention Rate: Ping Identity’s dollar-based net retention rate on September 30, 2021 was 112%. The Company calculates dollar-based net retention rate as ending ARR for the current reporting period from customers with associated ending ARR for the same period last year, divided by ending ARR for the same period last year.

* Please refer to the section titled “Use of Non-GAAP Financial Information” and the tables within this press release which contain explanations and reconciliations of the Company’s non-GAAP financial measures.

Recent Business Highlights

●	Acquired Singular Key, a leader in no-code orchestration, to streamline identity workflows and bring additional agility and flexibility to the PingOne Cloud Platform. With its 100+ out-of-the-box third-party integrations, Singular Key simplifies customer deployments and continuously optimizes identity workflows through a single API.

●	Announced the addition of PingOne Fraud (formerly SecuredTouch) and PingOne API Intelligence to the PingOne Cloud Platform to strengthen enterprise cloud security while improving the overall user experience. The Company also introduced PingOne for Government, a FedRAMP authorized offering, that will be available in 2022.
●	Named Jason Kees as Chief Information Security Officer. Kees previously served as an information security executive for Groupon, CBS and Oracle and will spearhead Ping Identity’s security initiatives to support new solutions while ensuring the security, safety and reliability of the Company’s existing IT infrastructure.
●	Ended the third quarter with 288 customers with more than $250,000 in ARR, representing a 14% year-over-year growth rate in that customer cohort.
●	Hosted YOUniverse, Ping Identity’s virtual user conference, to recognize customers’ and partners’ success, present the Company’s solutions roadmap and deliver keynote presentations from professionals across the identity industry.

Commenting on the Company’s financial results, Raj Dani, Ping Identity’s Chief Financial Officer, said, “We delivered another solid quarter, with year-over-year ARR growth of 19% and a sequential uptick from the second quarter of 2021 of our Dollar-Based Net Retention Rate to 112%. Additionally, SaaS revenue grew year-over-year at an impressive 56% in the quarter. We continue to invest strategically in innovations to drive growth, further evidenced by our acquisition of Singular Key in the quarter and the increasing pace of our technology acquisitions over the last 18 months.”

Financial Outlook

Ping Identity provides the following expected financial guidance for the quarter ending December 31, 2021:

Total Revenue of $67.0 million to $73.0 million

Unlevered Free Cash Flow* of $(13.4) million to $(11.4) million

Ping Identity provides the following expected financial guidance for the year ending December 31, 2021:

Total ARR of $306.0 million to $308.0 million

Total Revenue of $291.0 million to $297.0 million

Unlevered Free Cash Flow* of $10.0 million to $12.0 million

* Please refer to the section titled “Use of Non-GAAP Financial Information” and the tables within this press release which contain explanations and reconciliations of the Company’s non-GAAP financial measures.

Webcast / Conference Call Details

In conjunction with this announcement, Ping Identity will host a webcast conference call today, November 3, 2021, at 5:00 p.m. Eastern Time to discuss its financial results. The listen-only webcast is available at https://investor.pingidentity.com. Investors and participants can register for the telephonic version of the conference call in advance by visiting http://www.directeventreg.com/registration/event/9183038. After registering, instructions will be shared on how to join the call including dial-in information as well as a unique passcode and registrant ID. At the time of the call, registered participants will dial in using the numbers from the confirmation email, and upon entering their unique passcode and ID, will be entered directly into the conference.

Following the conference call, a replay will be available until 11:59 p.m. Eastern time on November 10, 2021. The replay dial-in number will be (800) 585-8367 or for international (416) 621-4642, using the replay number pin: 9183038. An archived webcast of the call will also be available at https://investor.pingidentity.com.

Use of Non-GAAP Financial Information

In addition to Ping Identity’s results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company believes the following non-GAAP measures presented in this press release and discussed on the related teleconference call are useful in evaluating its operating performance: Non-GAAP Gross Profit, Non-GAAP Gross Profit Margin, Non-GAAP Operating Expenses, Non-GAAP Net Income, Non-GAAP Net Income Per Share, Free Cash Flow and Unlevered Free Cash Flow. Certain of these non-GAAP measures exclude stock-based compensation, depreciation and/or amortization expense and acquisition-related expenses, as noted in the reconciliation. Ping Identity believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. A reconciliation is provided herein for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Forward-Looking Statements

In addition to historical consolidated financial information, certain statements in this press release and on the related teleconference call may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements other than statements of historical fact included in this press release and on the related teleconference call are forward-looking statements. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. For example, all statements Ping Identity makes relating to its estimated and projected costs, expenditures, cash flows, growth rates and financial results or its plans and objectives for future operations, growth initiatives, or strategies are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that the Company expected. Specific factors that could cause such a difference include, but are not limited to, those disclosed previously in the Company’s other filings with the SEC which include, but are not limited to: our ability to adapt to rapid technological change, evolving industry standards and changing customer needs, requirements or preferences; our ability to enhance and deploy our cloud-based offerings while continuing to effectively offer our on-premise offerings; our ability to maintain or improve our competitive position; the impact of the COVID-19 pandemic; the impact on our business of a network or data security incident or unauthorized access to our network or data or our customers’ data; the effects on our business if we are unable to acquire new customers, if our customers do not renew their arrangements with us, or if we are unable to expand sales to our existing customers or develop new solutions or solution packages that achieve market acceptance; our ability to manage our growth effectively, execute our business plan, maintain high levels of service and customer satisfaction or adequately address competitive challenges; our dependence on our senior management team and other key employees; our ability to enhance and expand our sales and marketing capabilities; our ability to attract and retain highly qualified personnel to execute our growth plan; the risks associated with interruptions or performance problems of our technology, infrastructure and service providers; our dependence on Amazon Web Services cloud infrastructure services; the impact of data privacy concerns, evolving regulations of cloud computing, cross-border data transfer restrictions and other domestic and foreign laws and regulations; the impact of volatility in quarterly operating results; the risks associated with our revenue recognition policy and other factors may distort our financial results in any given period; the effects on our customer base and business if we are unable to enhance our brand cost-effectively; our ability to comply with anti-corruption, anti-bribery and similar laws; our ability to comply with governmental export and import controls and economic sanctions laws; our ability to comply with HIPAA; the potential adverse impact of legal proceedings; the impact of our frequently long and unpredictable sales cycle; our ability to identify suitable acquisition targets or otherwise successfully implement our growth strategy; the impact of a change in our pricing model; our ability to meet service level commitments under our customer contracts; the impact on our business and reputation if we are unable to provide high-quality customer support; our dependence on strategic relationships with third parties; the impact of adverse general and industry-specific economic and market conditions and reductions in IT and identity spending; the ability of our platform, solutions and solution packages to interoperate with our customers’ existing or future IT infrastructures; our dependence on adequate research and development resources and our ability to successfully complete acquisitions; our dependence on the integrity and scalability of our systems and infrastructures; our reliance on software and services from other parties; the impact of real or perceived errors, failures, vulnerabilities or bugs in our solutions; our ability to protect our proprietary rights; the impact on our business if we are subject to infringement claim or a claim that results in   a significant damage award; the risks associated with our use of open source software in our solutions, solution packages and subscriptions; our reliance on SaaS vendors to operate certain functions of our business; the risks associated with indemnity provisions in our agreements; the risks associated with liability claims if we breach our contracts; the impact of the failure by our customers to pay us in accordance with the terms of their agreements; our ability to expand the sales of our solutions and solution packages to customers located outside of the United States; the risks associated with exposure to foreign currency fluctuations; the impact of Brexit; the impact of potentially adverse tax consequences associated with our international operations; the impact of changes in tax laws or regulations; the impact of the Tax Cuts and Jobs Act; our ability to maintain our corporate culture; our ability to develop and maintain proper and effective internal control over financial reporting; our management team’s limited experience managing a public company; the risks associated with having operations and employees located in Israel; the risks associated with doing business with governmental entities; the impact of catastrophic events on our business; and other factors disclosed in the section entitled ‘‘Risk Factors’’ in our most recent Annual Report on Form 10-K. Given these factors, as well as other variables that may affect Ping Identity’s operating results, you should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, or use historical trends to anticipate results or trends in future periods. The forward-looking statements included in this press release and on the related teleconference call relate only to events as of the date hereof. The Company undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

About Ping Identity

Ping Identity delivers intelligent identity solutions for the enterprise. We enable companies to achieve Zero Trust identity-defined security and more personalized, streamlined user experiences. The PingOne Cloud Platform provides customers, workforce, and partners with access to cloud, mobile, SaaS and on-premises applications across the hybrid enterprise. Over half of the Fortune 100 choose us for our identity expertise, open standards, and partnerships with companies including Microsoft and Amazon. We provide flexible identity solutions that accelerate digital business initiatives, delight customers, and secure the enterprise through multi-factor authentication, single sign-on, access management, intelligent API security, directory, and data governance capabilities. For more information, visit www.pingidentity.com.

PING IDENTITY HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue:
Subscription	$71,531	$55,113	$208,898	$166,199
Professional services and other	4,653	4,828	15,134	14,135
Total revenue	76,184	59,941	224,032	180,334
Cost of revenue:
Subscription (exclusive of amortization shown below)(1)	11,366	8,091	30,965	22,709
Professional services and other (exclusive of amortization shown below)(1)	6,314	4,083	18,039	12,322
Amortization expense	6,811	5,177	18,697	14,723
Total cost of revenue	24,491	17,351	67,701	49,754
Gross profit	51,693	42,590	156,331	130,580
Operating expenses:
Sales and marketing(1)	30,379	21,164	85,010	64,105
Research and development(1)	18,476	12,224	58,870	35,849
General and administrative(1)	17,278	10,633	51,278	34,230
Depreciation and amortization	4,340	4,223	13,032	12,705
Total operating expenses	70,473	48,244	208,190	146,889
Loss from operations	(18,780)	(5,654)	(51,859)	(16,309)
Other income (expense):
Interest expense	(490)	(605)	(1,196)	(1,835)
Other income (expense), net	(805)	1,271	(1,247)	716
Total other income (expense)	(1,295)	666	(2,443)	(1,119)
Loss before income taxes	(20,075)	(4,988)	(54,302)	(17,428)
Benefit for income taxes	8,624	4,061	15,938	8,937
Net loss	$(11,451)	$(927)	$(38,364)	$(8,491)
Net loss per share:
Basic and diluted	$(0.14)	$(0.01)	$(0.47)	$(0.11)
Weighted-average shares used in computing net loss per share:
Basic and diluted	82,174	80,692	81,849	80,203

______________________________________

(1) Includes stock-based compensation as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Subscription cost of revenue	$418	$166	$1,466	$486
Professional services and other cost of revenue	398	98	1,418	281
Sales and marketing	3,645	1,169	12,686	3,209
Research and development	3,816	1,602	16,975	3,788
General and administrative	3,689	1,546	13,836	4,219
Total	$11,966	$4,581	$46,381	$11,983

PING IDENTITY HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	September 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$51,025	$145,733
Accounts receivable, net of allowances of $737 and $828	62,194	82,335
Contract assets, current	68,480	62,503
Deferred commissions, current	8,037	6,604
Prepaid expenses	18,203	17,608
Other current assets	2,815	1,940
Total current assets	210,754	316,723
Noncurrent assets:
Property and equipment, net	8,337	9,446
Goodwill	529,636	441,150
Intangible assets, net	195,970	180,422
Contract assets, noncurrent	4,218	11,288
Deferred commissions, noncurrent	13,658	9,325
Deferred income taxes, net	3,942	3,962
Operating lease right-of-use assets	13,208	15,619
Other noncurrent assets	4,700	2,516
Total noncurrent assets	773,669	673,728
Total assets	$984,423	$990,451
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,715	$2,795
Accrued expenses and other current liabilities	11,009	7,339
Accrued compensation	19,325	17,170
Deferred revenue, current	45,546	49,203
Operating lease liabilities, current	4,075	3,979
Total current liabilities	81,670	80,486
Noncurrent liabilities:
Deferred revenue, noncurrent	4,188	3,195
Long-term debt, net of current portion	119,201	149,014
Deferred income taxes, net	6,823	17,867
Operating lease liabilities, noncurrent	14,129	17,213
Other liabilities, noncurrent	1,569	1,566
Total noncurrent liabilities	145,910	188,855
Total liabilities	227,580	269,341
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—
Common stock	84	81
Additional paid-in capital	813,856	739,051
Accumulated other comprehensive income	662	1,373
Accumulated deficit	(57,759)	(19,395)
Total stockholders' equity	756,843	721,110
Total liabilities and stockholders' equity	$984,423	$990,451

PING IDENTITY HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities
Net loss	$(38,364)	$(8,491)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	31,729	27,428
Stock-based compensation expense	46,381	11,983
Amortization of deferred commissions	7,407	5,432
Amortization of deferred debt issuance costs	187	187
Operating leases, net	(576)	(105)
Deferred taxes	(16,259)	(11,391)
Other	179	400
Changes in operating assets and liabilities:
Accounts receivable	20,084	18,029
Contract assets	1,082	2,005
Deferred commissions	(13,173)	(5,766)
Prepaid expenses and other current assets	(960)	(2,869)
Other assets	(3,055)	(700)
Accounts payable	(1,086)	(322)
Accrued compensation	2,876	(9,017)
Accrued expenses and other	4,676	2,682
Deferred revenue	(3,001)	(9,515)
Net cash provided by operating activities	38,127	19,970
Cash flows from investing activities
Payments for business acquisitions, net of cash acquired	(80,191)	(4,703)
Purchases of property and equipment and other	(2,056)	(1,716)
Capitalized software development costs	(13,732)	(9,824)
Net cash used in investing activities	(95,979)	(16,243)
Cash flows from financing activities
Payment of acquisition-related holdbacks	(993)	(424)
Payment of offering costs	—	(295)
Proceeds from stock option exercises	1,936	9,027
Payment for tax withholding on equity awards	(8,231)	(4,422)
Proceeds from long-term debt	80,000	97,823
Payment of long-term debt	(110,000)	—
Net cash provided by (used in) financing activities	(37,288)	101,709
Effect of exchange rates on cash and cash equivalents and restricted cash	437	132
Net increase (decrease) in cash and cash equivalents and restricted cash	(94,703)	105,568
Cash and cash equivalents and restricted cash
Beginning of period	146,499	68,386
End of period	$51,796	$173,954

PING IDENTITY HOLDING CORP.
SUPPLEMENTAL FINANCIAL INFORMATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL DATA
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Gross profit	$51,693	$42,590	$156,331	$130,580
Amortization expense	6,811	5,177	18,697	14,723
Stock-based compensation	816	264	2,884	767
Non-GAAP Gross Profit	$59,320	$48,031	$177,912	$146,070
Non-GAAP Gross Profit Margin	78%	80%	79%	81%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Total operating expenses	$70,473	$48,244	$208,190	$146,889
Stock-based compensation	(11,150)	(4,317)	(43,497)	(11,216)
Acquisition related expenses	(740)	(20)	(1,187)	(1,119)
Amortization expense	(3,450)	(3,352)	(10,343)	(10,041)
Non-GAAP Operating Expenses	$55,133	$40,555	$153,163	$124,513

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net loss	$(11,451)	$(927)	$(38,364)	$(8,491)
Stock-based compensation	11,966	4,581	46,381	11,983
Acquisition related expenses	740	20	1,187	1,119
Amortization expense	10,261	8,529	29,040	24,764
Provision for income taxes(1)	(5,742)	(3,283)	(19,152)	(9,467)
Non-GAAP Net Income	$5,774	$8,920	$19,092	$19,908
Net loss per share:
Basic and diluted	$(0.14)	$(0.01)	$(0.47)	$(0.11)
Weighted-average shares used in computing net loss per share:
Basic and diluted	82,174	80,692	81,849	80,203
Non-GAAP Net Income per Share:
Basic	$0.07	$0.11	$0.23	$0.25
Diluted	$0.07	$0.11	$0.23	$0.24
Weighted-average shares used in computing Non-GAAP Net Income per Share:
Basic	82,174	80,692	81,849	80,203
Diluted	84,364	83,888	84,091	83,043

_____________________________________

(1)	The related tax effects of the adjustments to Non-GAAP Net Income were calculated using the respective statutory tax rates for applicable jurisdictions.

	Nine Months Ended September 30,
	2021	2020
Net cash provided by operating activities	$38,127	$19,970
Less:
Purchases of property and equipment	(2,056)	(1,716)
Capitalized software development costs	(13,732)	(9,824)
Free Cash Flow	22,339	8,430
Add:
Cash paid for interest	1,011	1,728
Unlevered Free Cash Flow	$23,350	$10,158
Net cash used in investing activities	$(95,979)	$(16,243)
Net cash provided by (used in) financing activities	$(37,288)	$101,709
Cash paid for Elastic Beam compensation and bonus retention payments	$—	$4,173

Reconciliation of Unlevered Free Cash Flow Guidance for the Three Months and Year Ended December 31, 2021:

	Three Months Ended December 31, 2021		Year Ended December 31, 2021
	Low	High	Low	High
Net cash provided by (used in) operating activities	$(6,900)	$(4,900)	$29,955	$31,955
Less:
Purchases of property and equipment	(2,000)	(2,000)	(2,735)	(2,735)
Capitalized software development costs	(5,150)	(5,150)	(18,880)	(18,880)
Free Cash Flow	(14,050)	(12,050)	8,340	10,340
Add:
Cash paid for interest	650	650	1,660	1,660
Unlevered Free Cash Flow	$(13,400)	$(11,400)	$10,000	$12,000

PING IDENTITY HOLDING CORP.
SUPPLEMENTAL FINANCIAL INFORMATION
KEY BUSINESS METRICS
(In thousands)

	September 30,		Change
	2021	2020	$	%

	(dollars in thousands)
ARR	$289,615	$242,594	$47,021	19%

Contacts

Investor Relations Contact:

David Banks

investor@pingidentity.com

303-396-6200

Media Contact:

Kristin Miller

press@pingidentity.com

720-728-1033

Follow Us on Twitter: @PingIdentity

Join us on LinkedIn: Ping Identity

Subscribe to our YouTube Channel: PingIdentityTV

Like Us on Facebook: PingIdentityPage

Source: Ping Identity